                                                                Exhibit 11.1 (a)


                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                     for the year ended December 31, 1994

                                                                  Primary       Fully Diluted
                                                                   1994             1994
                                                                   ----             ----

Net income                                                      $10,050,920      $10,050,920
--------------------------------------------------------------------------------------------------------------------
Weighted average number of shares outstanding during year        20,589,003       20,589,003

Weighted average number of maximum shares subject
  to exercise under outstanding stock options                     1,396,022        1,396,022
--------------------------------------------------------------------------------------------------------------------
                                                                 21,985,025       21,985,025

Less treasury shares assumed purchased with proceeds
  from assumed exercise of outstanding common stock options         823,782          769,752

--------------------------------------------------------------------------------------------------------------------
Weighted average number of common and common stock               21,161,243       21,215,273
  equivalents outstanding
--------------------------------------------------------------------------------------------------------------------

Net income per common and common stock equivalent                     $0.47            $0.47
--------------------------------------------------------------------------------------------------------------------

                                                                Exhibit 11.1 (b)

                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                     for the year ended December 31, 1995



                                                                  Primary       Fully Diluted
                                                                   1994             1994
                                                                   ----             ----
Net income                                                      $14,630,804      $14,630,804
Add back interest on note, tax effected                                          $   283,136
--------------------------------------------------------------------------------------------------------------------
Net income available to common stockholders                     $14,630,804      $14,913,940
--------------------------------------------------------------------------------------------------------------------
Weighted average number of shares outstanding                    21,868,067       21,868,067

Weighted average number of maximum shares subject
  to exercise under outstanding stock options                     1,444,812        1,444,812

Weighted average shares assumed issued upon conversion of note            -          682,402
--------------------------------------------------------------------------------------------------------------------
                                                                 23,312,879       23,995,281
Less treasury shares assumed purchased with proceeds
  from assumed exercise of outstanding common stock options         900,146          594,196
--------------------------------------------------------------------------------------------------------------------
Weighted average number of common and common stock
  equivalents outstanding                                        22,412,733       23,401,085
--------------------------------------------------------------------------------------------------------------------
Net income per common and common stock equivalent                     $0.65            $0.64
--------------------------------------------------------------------------------------------------------------------


                                     -15-